EXHIBIT 10.16


                               FIRST AMENDMENT TO

                            ASSET PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Amendment"), made and entered into effective as of February 1, 2000, is by and among MACNEAL HEALTH SERVICES CORPORATION, an Illinois not-for-profit corporation ("MHSC"), THE MACNEAL MEMORIAL HOSPITAL ASSOCIATION, an Illinois not-for-profit corporation ("MacNeal Hospital") (each individually a "Seller" and collectively the "Sellers"), MACNEAL HEALTH FOUNDATION, an Illinois not-for-profit corporation (the "Foundation"), VHS OF ILLINOIS, INC., a Delaware corporation ("Buyer"), and VANGUARD HEALTH SYSTEMS, INC., a Delaware corporation ("Vanguard").

                              W I T N E S S E T H

     WHEREAS, the Parties entered into an Asset Purchase Agreement dated as of October 4, 1999 (the "Agreement"), pursuant to which Sellers agreed to sell, and Buyer agreed to purchase, substantially all of Sellers' assets used in the conduct of the Healthcare Businesses; and

     WHEREAS, the Parties desire to amend the Agreement;

     NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the Parties, intending to be legally bound, amend the Agreement as follows:

     1. DEFINITIONS AND REFERENCES. Section 1 of the Agreement is amended as follows:

          1.01. Definitions.

          (a) The definition of "Assumed Contracts" is amended as follows:
     "Assumed Contracts: the Seller Contracts listed or described on Schedule 2.01(f), the Subsidiary Contracts listed or described on Schedule A, and the Immaterial Contracts to which any Seller or Subsidiary is a party, but expressly excluding the Excluded Contracts;".

          (b) The term "Common Shares" is hereby deleted and the term "Preferred Shares" is inserted in lieu thereof in all places in the Agreement.

          (c) The defined term "Common Stock" is deleted and the following is inserted in lieu thereof: "Preferred Stock: the preferred stock, $0.01 par value per share, of Vanguard, having the rights, designations and preferences described in Schedule 1.01 (the "Preferred Stock
     Designations");" and all references in the Agreement to Common Stock shall hereafter be references to Preferred Stock.

          (d) The definition of Contracts is amended to read as follows:
     "Contracts: the Seller Contracts and the Subsidiary Contracts;"


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          (e) The definition of "Neutral" is amended to read as follows:
     "Neutral: defined in Section 10.04;".

          (f) The definition of "Subsidiaries" is amended to read as follows:
     "Subsidiaries: MacNeal Management Services, Inc., an Illinois corporation, The 6300 West Roosevelt Partnership, an Illinois limited partnership, Primary Care Physicians Center LLC, an Illinois limited liability company, Midwest Claims Processing, Inc., an Illinois corporation, MacNeal Health Providers, Inc., an Illinois corporation, BHS Digestive Disease Associates, an Illinois general partnership, and MacNeal/Daly/Shaw Joint Venture, an Illinois general partnership;".

     2. Excluded Seller Assets. Section 2.02(f) is amended to read as follows:
"(f) all membership, ownership or investment interests of any Seller in any other Seller, in the Foundation and, subject to Section 5.25, in the RML Partnership;"

     3. Purchase Price; Purchase Price Adjustment.

          3.01. Section 2.05 of the Agreement is amended as follows:

          3.02. Clause (iii) of Section 2.05(d) is amended to read as follows:
"(iii) $20,000,000, payable by delivery of 20,000 shares of Vanguard Payable in Kind Cumulative Redeemable Convertible Preferred Stock (the "Preferred Shares").

          3.03. The first sentence of Section 2.05(f) of the Agreement is amended as follows: "The Preferred Shares issuable as part of the Purchase Price shall be issued at Closing to MacNeal Hospital and Buyer shall issue and deliver a stock certificate at Closing to MacNeal Hospital evidencing its ownership of the Preferred Shares."

          3.04. The following new Section 2.05(g) is added to the Agreement:

               (g) The Parties expect that MacNeal Hospital may most likely be able to utilize Rule 144 under the Securities Act (such Rule 144 or any successor thereto herein called "Rule 144") in its sale or sales of the Vanguard common stock obtained upon automatic conversion of the Preferred Shares into shares of such common stock (the "Foundation Preferred Shares") at any time after the 6-month lock-up period expires subsequent to Vanguard's initial public offering (the "IPO") of its common stock under the Securities Act (the "Foundation Public Sale Period"); and due to the tacking provisions of Rule 144
          (d)(3)(ii) which allows MacNeal Hospital's holding period of the MacNeal Hospital Preferred Shares to commence upon the issuance date of the Preferred Shares, the Parties expect that MacNeal Hospital's sales of the MacNeal Hospital Preferred Shares during the MacNeal Hospital Public Sale Period will (I) either be subject to the volume limitations set forth under Rule 144(e) which apply to securities with a holding period in excess of 1 year but less than 2 years (the "Rule 144(e) Period") or (2) not be subject to such volume limitations but be unlimited as to amount of securities that may be sold under Rule 144(k) ( the "Rule 144(k) Period"). In the event that when MacNeal Hospital wishes to sell any of the MacNeal Hospital Preferred Shares either (1) MacNeal Hospital is not in the Rule 144(k) Period or


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


     (2) MacNeal Hospital cannot sell all of the MacNeal Hospital Preferred Shares which it wishes to sell during two consecutive three month periods during the Rule 144(e) Period, then Vanguard will on one occasion register the MacNeal Hospital Preferred Shares for sale by MacNeal Hospital under the Securities Act on Form S-3 (or successor form to such Form S-3) upon the written demand of MacNeal Hospital (the "Foundation Demand Registration") which Registration Statement on Form S-3 may remain effective at the request of MacNeal Hospital for up to 90 days provided MacNeal Hospital's demand for MacNeal Hospital Demand Registration may not be made until Vanguard qualifies for the use of Form S-3 which qualification commences upon the expiration of one year after the IPO. Vanguard will pay all expenses of the MacNeal Hospital Demand Registration except (1) out of pocket expenses of MacNeal Hospital including expenses of MacNeal Hospital's attorneys and other professional advisors in such registration and (2) MacNeal Hospital's underwriting fees or discounts or brokerage commissions attributable to the sale of the MacNeal Hospital Preferred Shares. In addition, the MacNeal Hospital Demand Registration shall otherwise be subject to all other applicable registration provisions currently in force as to all other current Vanguard shareholders for post-IPO registrations of their Vanguard common stock which provisions are set forth in Article 3 of the Surviving Shareholders Agreement (as defined in the Shareholders Agreement) and which provisions are incorporated by reference herein as if fully stated herein.

     4. Subsidiaries; Third Party Rights. The first clause of Section 3.04(e) is amended to read as follows: "Except as described on Schedule 2.01(j) and
Schedule 3.04(a),...", and the last sentence of Section 3.04(e) is amended to read as follows: "Other than this Agreement, except for limitations in governing documents provided to Buyer restricting the transfer of interests in Subsidiaries that are joint ventures, and except as otherwise described on
Schedule 3.04(a), there is no Contract between any Seller and any Person with respect to the disposition of the shares of any Subsidiary."

     5. Private Placement. Section 3.32 is amended as follows:

          3.32. Private Placement.

               (a) The Preferred Shares issuable as part of the Purchase Price shall be issued at Closing to MacNeal Hospital and Buyer shall issue and deliver a stock certificate at Closing to MacNeal Hospital evidencing its ownership of the Preferred Shares."

               (b) MacNeal Hospital represents that the Preferred Shares to be acquired by the MacNeal Hospital at the Closing are being acquired for its own account and without a current view to the public distribution of such Preferred Shares or any interest therein.

               (c) MacNeal Hospital is or at Closing will be an "Accredited Investor" as such term is defined in Regulation D under the Securities Act. MacNeal Hospital has sufficient knowledge and experience in financial and business


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


          matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Shares and MacNeal Hospital is capable of bearing the economic risks of such investment, including a complete loss of the investment in the Preferred Shares.

               (d) MacNeal Hospital has been furnished with and carefully read a copy of this Agreement and has been given the opportunity to ask questions of, and receive answers from, Vanguard concerning the terms and conditions of the Preferred Shares and other related matters. MacNeal Hospital further represents and warrants to Vanguard that Vanguard has made available to MacNeal Hospital or its agents all documents and information relating to an investment in the Preferred Shares requested by or on behalf of MacNeal Hospital.

               (e) The office of MacNeal Hospital in which the investment decision was made is located in Berwyn, Illinois.

     6. Preferred Shares. Section 4.05 of the Agreement is amended as follows:

          4.05. Preferred Shares. The Preferred Shares issued to MacNeal Hospital, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable and free of all preemptive rights, liens, voting or transfer restrictions and encumbrances, except as may be provided under the Preferred Stock Designations and federal or state securities laws.

     7. RML Partnership. The first sentence of Section 5.25(b) is amended to read as follows: "MHSC owns and shall retain a limited partnership interest in the Partnership and an equity interest in RMHP Corporation, the general partner of the Partnership."

     8. Day School Program. Article 5 of the Agreement is amended by inserting the following new section 5.27:

          5.27. Day School Program. MacNeal Hospital operates a nonpublic special education facility (the "Day School Program") that serves students with disabilities in accordance with Section 14-7.02 of the Illinois School Code (105 ILCS 5/14-7.02) and is reimbursed in accordance with the regulations of the Purchased Care Review Board (23 Ill. Admin. Code 401.10, et. seq., and 89 Ill. Admin. Code 900.110, et. seq.). The Day School Program will continue to be operated by MacNeal Hospital after Closing for not less than the remainder of the school year then in effect (including Summer term). From and after Closing, the Parties will evaluate the alternatives available to them with respect to the operation of the Day School Program for school years beginning after the expiration of the current school year. Such alternatives may include the continued operation of the Day School Program by MacNeal Hospital or the operation of the Day School Program by the Foundation or by Buyer. With respect to the conduct of the Day School Program during the remainder of the school year in effect at Closing, MacNeal Hospital and Buyer shall enter into a management agreement at Closing in form and substance acceptable to the Parties pursuant to which Buyer shall manage and provide all personnel, facilities, services and other items necessary to operate the Day School Program for the remainder of the school year in all material respects in the same manner as the


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Day School Program had been operated by MacNeal Hospital prior to Closing.
Under the management agreement, Buyer shall be responsible for all costs and expenses associated with operating the Day School Program (including occupancy, support, administrative and other costs), whether allowable or not by the Purchased Care Review Board. In consideration for Buyer's management services, MacNeal Hospital shall pay to Buyer a management fee equal to the positive net cash flow from operation of the Day School Program (which management fee the Parties acknowledge may not be an allowable cost). MacNeal Hospital shall notify the Purchased Care Review Board, if and to the extent required by applicable regulations, of the execution of the management agreement and the Parties shall provide such other information that the Purchased Care Review Board requests in connection therewith. With respect to school years beginning after the current school year, (i) if the Parties determine that the Day School Program should be operated by MacNeal Hospital or the Foundation, the Parties shall enter into another management agreement upon substantially the same terms and conditions as the management agreement executed at Closing (or such other terms and conditions as are acceptable to the Parties), and (ii) if the Parties determine that the Day School Program should be operated by Buyer, MacNeal Hospital and the Foundation shall assist and cooperate with Buyer in filing with the Illinois State Board of Education and the Purchased Care Review Board a timely and complete application for approval of the Day School Program for the following school year.

     9. Opinion of Buyer's Counsel. Section 6.05(f) is deleted and 6.05(e) is amended as follows:

          (e) The Preferred Shares issued and delivered to MacNeal Hospital at Closing were duly authorized and issued and represent fully-paid, nonassessable shares of Preferred Stock free of all transfer restrictions except those imposed by applicable Legal Requirements.

     10. Section 7.14. The Parties acknowledge that Section 7.14 is intentionally omitted from the Agreement.

     11. Shareholders Agreements. Section 7.15 of the Agreement is deleted.

     12. Action of Sellers and the Foundation at Closing. Sections 8.02(f) and 8.02(g) are hereby deleted.

     13. Actions of Buyer at Closing. Section 8.03(d) is deleted and 8.03(b) is amended as follows:

          (b) to the Foundation that part of the Cash Portion of the Purchase Price payable to the Foundation in accordance with Section 2.05(f) and to MacNeal Hospital a certificate evidencing the Preferred Shares issued in the name of MacNeal Hospital;

     14. Schedules


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


          14.01. Schedule 1.01. Schedule 1.01 is attached to this Amendment and incorporated into the Agreement and the list of Schedules included in the Agreement is amended to include a reference to Schedule 1.01, which Schedule has been prepared by Buyer.

          14.02. Amended Schedules. Schedule 2.01(f) is amended by adding the following Contracts to the list of Contracts not being assumed by Buyer:

          108
          271
          272

With respect to the Contract with Raymond Nootens (No. 108), the Net Working Capital shall be credited with an amount equal to the payments due to Dr. Nootens for the remainder of the term of the Contract and Sellers shall pay off the balance of such Contract.

     15. Miscellaneous. Except as expressly amended by this Amendment, the Agreement shall be and remain in full force and effect without change. All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. From and after the date of this Amendment, this Amendment shall be incorporated into and constitute a part of the Agreement as fully and completely as though originally a part thereof, and references in this Amendment or the Agreement to the "Agreement" shall mean the Agreement as amended hereby.


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


     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in multiple originals by their duly authorized officers as of the date set forth on the first page hereof.

MACNEAL HEALTH SERVICES CORPORATION          THE MACNEAL MEMORIAL HOSPITAL
                                             ASSOCIATION


By: /s/ Luke McGuiness                       By: /s/ Brian J. Lemon
    -------------------------------------        -------------------------------
    Luke McGuinness                              Brian J. Lemon
    President & CEO                              President & CEO


MACNEAL HEALTH FOUNDATION


By: /s/ Luke McGuiness
    -------------------------------------
Name:   Luke McGuiness
     ------------------------------------
Title:  Director
      -----------------------------------


VHS OF ILLINOIS, INC.                        VANGUARD HEALTH SYSTEMS, INC.


By: /s/ Keith B. Pitts                       By: /s/ Keith B. Pitts
    -------------------------------------        -------------------------------
Name:   Keith B. Pitts                           Name:  Keith B. Pitts
      -----------------------------------             --------------------------
Title:  Executive Vice President                 Title: Executive Vice President
      -----------------------------------              -------------------------


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


                                 Schedule 1.01

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                         AND RIGHTS OF PAYABLE IN KIND
                             CUMULATIVE REDEEMABLE
                          CONVERTIBLE PREFERRED STOCK

                                       of

                         VANGUARD HEALTH SYSTEMS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


     We, the undersigned, Joseph D. Moore, Executive Vice President, and Ronald Soltman, Secretary, of Vanguard Health Systems, Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

     RESOLVED, that, pursuant to Article Fourth of the Amended and Restated Certificate of Incorporation (which authorizes 100,000 shares of preferred stock, $.01 par value (the "Preferred Stock")), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

     RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

     1. Number and Designation. 20,000 shares of the Preferred Stock of the Corporation shall be designated as Payable In Kind Cumulative Redeemable Convertible Preferred Stock (the "PIK Preferred Stock").

     2. Rank. The PIK Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes or series of the Corporation's common stock, $.01 par value (the "Common Stock"). All equity securities of the Corporation to which the PIK Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the PIK Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution winding up or otherwise) are collectively referred to herein as the "Parity Securities." All shares of any series of Preferred Stock of the Corporation to which the PIK Preferred Stock ranks junior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Senior Securities". The


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


respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be. Subject to paragraph (b) of Section 7, the PIK Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

     3. Dividends. (a) The holders of shares of PIK Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the annual rate of $80.00 per share. Such dividends shall be payable in arrears annually on March 31 of each year for the fiscal period February 1 through January 31 (unless March 31 in any year is not a business day, in which event on the next succeeding business day) (each of such dates being a "Dividend Payment Date" and each such annual period ending on January 31 in each year commencing January 31, 2001 being a "Dividend Period"). When, as and if declared, such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the PIK Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Any dividend payments made with respect to PIK Preferred Stock shall be made in cash; provided that, notwithstanding anything to the contrary set forth herein, during any Dividend Period prior to the Dividend Period ending January 31, 2008 (the "Pay in Kind Period"), such dividend payments may be made, in the sole discretion of the Corporation, in lieu of the payment in whole or in part of dividends in cash, by issuing additional fully paid, duly authorized, validly issued and nonassessable shares of PIK Preferred Stock at the rate of 0.08 shares of PIK Preferred Stock for each $80.00 of such dividend not paid in cash, and the issuance of such additional shares shall constitute full payment of such dividend; provided, further, the Pay in Kind Period shall immediately terminate upon the Corporation's payment of a cash dividend upon any share of its capital stock.

     (b) The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the PIK Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of PIK Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the PIK Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the PIK Preferred Stock that may be in arrears.

     (c) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of PIK Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any financing or working capital agreement of the Corporation specifically prohibit such declaration, payment or setting apart for payment or if such declaration, payment or setting apart for payment


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


would constitute a breach thereof or a default thereunder or if such declaration, payment or setting apart for payment would, upon the giving of notice or passage of time or both, constitute such a breach or default; provided, that subject to applicable law, if any cash dividends are prohibited in whole or in part during the Pay In Kind Period, the Corporation may, to the extent payment in cash of such dividends is not made, pay such dividends in shares of PIK Preferred Stock in accordance with paragraph (a) of this Section 3; and provided, further, that nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any dividends on shares of the PIK Preferred Stock at any time, whether permitted by any of such agreements or not.

     (d) So long as any shares of the PIK Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the PIK Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the PIK Preferred Stock and all dividends declared upon any other class or series of stock ranking on a parity as to dividends and amounts distributable upon liquidation, dissolution or winding up shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the PIK Preferred Stock and accumulated and unpaid on such Parity Securities. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the PIK Preferred Stock or any other Parity Securities which may be in arrears.

     (e) (i) Holders of shares of the PIK Preferred Stock shall be entitled to receive the dividends provided for in paragraph (a) of this Section 3 in preference to and in priority over any dividends upon any of the Junior Securities.

          (ii) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options, exercisable for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities so long as any shares of the PIK Preferred Stock are outstanding, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on shares of the PIK Preferred Stock not paid on the dates provided for in paragraph (a) of this Section 3 shall have been or be paid or set apart for payment.


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


     (f) Subject to the foregoing provisions of this Section 3 and applicable law, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends on any of the Junior Securities or Parity Securities, may make any payment on account of or set apart for payment money for a sinking fund or other similar fund for the purchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights, calls or options, exercisable for or convertible into any of the Junior Securities or Parity Securities, and may make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, and may purchase or otherwise redeem any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of the shares of the PIK Preferred Stock shall not be entitled to share therein.

     4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of PIK Preferred Stock shall be entitled to receive $1,000 per share of PIK Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of PIK Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of PIK Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of PIK Preferred Stock and any such other stock if all amounts payable thereon were paid in full. Notwithstanding anything else in this Certificate of Designations, a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation shall not be deemed to have occurred upon (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, whether of the Corporation with or into any other corporation or corporations or of any other corporation or corporations with or into the Corporation; or (ii) a sale of all or substantially all of the assets of the Corporation.

     (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the PIK Preferred Stock, as provided in paragraph (a) of this Section 4, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the PIK Preferred Stock shall not be entitled to share therein.

     5. Redemption. (a) To the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of PIK Preferred Stock, at any time in whole or from time to time in part, at a redemption price of $1,000 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption, without interest.


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


     (b) To the extent the Corporation shall have funds legally available for payment, the Corporation shall redeem all outstanding shares of PIK Preferred Stock upon the earliest to occur of the following dates:

               (i) January 31, 2015;
               (ii) no later than 90 days after there shall have been a Change in Control of the Corporation; and
               (iii) no later than 90 days after the Corporation or its affiliate shall have sold to a Person not its affiliate all or substantially all of the assets of MacNeal Hospital, Berwyn, Illinois.

Such shares shall be redeemed at a redemption price of $1,000 per share, together with accrued and unpaid dividends thereon to the redemption date, without interest.

     (c) Shares of PIK Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, however, that no such issued and reacquired shares of PIK Preferred Stock shall be reissued or sold as PIK Preferred Stock unless reissued as a stock or pay in kind dividend on shares of PIK Preferred Stock.

     (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of PIK Preferred Stock pursuant to paragraph
(b) of this Section 5 (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the PIK Preferred Stock shall not be fully discharged, the Corporation shall not (i) declare or pay any dividends or make any distribution on or, directly or indirectly, purchase, redeem or discharge any mandatory redemption, sinking fund or other similar obligation in respect of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with PIK Preferred Stock) or (ii) declare or pay any dividend or make any distributions on, or, directly or indirectly, purchase, redeem or satisfy any such mandatory redemption, sinking fund or other similar obligation in respect of the Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities.

     (e) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of PIK Preferred Stock shall have been paid or contemporaneously are declared and payable for all past and current dividend periods, none of the shares of PIK Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of PIK Preferred Stock are redeemed pro rata.

     (f) Change in Control. For purposes of this Certificate of Designations, a Change in Control of the Corporation shall have occurred if:

               (i) any Person (other than (1) the Corporation, any of its subsidiaries or any of its stockholders on February 1, 2000 (or any affiliate of any such stockholder)), (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation's common stock)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding voting securities;

               (ii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than both (A)(1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Corporation or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation in which no Person acquires 50% or more of the combined voting power of the Corporation's then outstanding securities; and (B) immediately after the consummation of such merger or consolidation described in clause (A)(1) or (A)(2) above (and for at least 180 days thereafter) neither the Corporation's Chief Executive Officer nor its Chief Financial Officer change from the people occupying such positions immediately prior to such merger or consolidation except as a result of their death or disability and neither of such officers shall have changed prior to such merger or consolidation at the direction of a Person who has entered into an agreement with the Corporation the consummation of which will constitute a Change in Control of the Corporation; or

               (iii) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets (or any transaction having a similar effect).

     6. Procedure for Redemption. (a) In the event the Corporation shall redeem shares of PIK Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of

PIK Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
(ii) the amount of shares of PIK Preferred Stock that are being redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. In the event that fewer than all the outstanding shares of PIK Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata as may be determined by the Board of Directors, except that in, any redemption of fewer than all the outstanding shares of PIK Preferred Stock, the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100 as may be specified by the Corporation.

     (b) Notice having been mailed as aforesaid, from and after the redemption date (provided that on or prior to the redemption date the Corporation shall have irrevocably deposited funds for such redemption in trust for the holders of PIK Preferred Stock), dividends on the shares of PIK Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of PIK Preferred Stock unless reissued as a stock dividend on shares of PIK Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     7. Voting Rights. (a) The holders of record of shares of PIK Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 7 or as otherwise provided by law.

          (b) (i) If at any time or times dividends payable (whether in cash or shares of PIK Preferred Stock) on PIK Preferred Stock shall be in arrears and unpaid on an amount equal to two full annual dividends (whether or not consecutive) or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation, then the number of directors constituting the Board of Directors, without further action, shall be increased by two and the holders of PIK Preferred Stock shall have the exclusive right, voting separately as a class, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

          (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of PIK Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of PIK Preferred Stock. Such voting right shall continue until such time as all accrued dividends accumulated on the PIK Preferred Stock shall have been paid in full, or the Corporation has fulfilled its Mandatory Redemption Obligation, as the case may be, at which time such voting right of the holders of PIK Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent failure of the Corporation of the character described above.

          (iii) At any time when such voting right shall have vested in the holders of PIK Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of PIK Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of PIK Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officer of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of PIK Preferred Stock then outstanding may designate in writing a holder of PIK Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph (b)(iii) of this
Section 7. Any holder of PIK Preferred Stock which would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of holders of PIK Preferred Stock to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

          (iv) At any meeting held for the purpose of electing directors at which the holders of PIK Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of PIK Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of PIK Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such class and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of PIK Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the elections of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

          (v) The term of office of all directors elected by the holders of PIK Preferred Stock pursuant to paragraph (b)(i) of this Section 7 in office at any time when the aforesaid voting rights are vested in the holders of PIK Preferred Stock shall terminate upon the election of their successors at any meeting of holders of PIK Preferred Stock for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with paragraph (b)(ii) of this Section 7, the term of office of all directors elected by the holders of PIK Preferred Stock pursuant to paragraph (b)(i) of this Section 7 then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors, shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to paragraph (b)(i) of this Section 7 in case of the future right of holders of PIK Preferred Stock to elect directors as provided herein.

          (vi) In case of any vacancy occurring among the directors so elected, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If both directors so elected by the holders of PIK Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of PIK Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of such directors whose places shall be vacant.

     (c) Without the written consent of a majority of the outstanding shares of PIK Preferred Stock or the vote of holders of a majority of the outstanding shares of PIK Preferred Stock at a meeting of the holders of PIK Preferred Stock called for such purpose, the Corporation will not authorize the issuance of any Senior Securities or any securities exchangeable or convertible into any Senior Securities or amend, alter or repeal any provision of this Certificate of Designations (by merger or otherwise) so as to materially and adversely affect the preferences, rights or powers of the PIK Preferred Stock. No other series of the Corporation's preferred stock shall have the right to vote with the PIK Preferred Stock as a single class on any matter.

     (d) (i) The creation, authorization or issuance of any shares of any Junior Securities or Parity Securities, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any Junior Securities or Parity Securities, (ii) the creation of any indebtedness of any kind of the Corporation, or (iii) the increase or decrease in the amount of authorized capital stock of any class (including the Preferred Stock, but excluding the PIK Preferred Stock) or any increase, decrease or change in the par value of any such class other than the Preferred Stock, shall not require the consent of the holders of PIK Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges and voting rights of shares of PIK Preferred Stock.

     (e) In exercising the voting rights set forth in this Section 7, each share of PIK Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of PIK Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     8. Reports. So long as any of the PIK Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

     9. Conversion Rights. The holders of the PIK Preferred Stock shall be subject to the following with respect to the conversion of the PIK Preferred Stock into shares of Common Stock (the "Conversion Rights"):

     (a) Automatic Conversion

               (i) Each outstanding share of PIK Preferred Stock shall automatically be converted into shares of Common Stock, at the PIK Conversion Price (as defined in paragraph (b) below), immediately on the same date that the closing occurs in respect of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock for the account of the Corporation in which the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are not less than $50,000,000 (a "Qualifying IPO").

               (ii) Upon the occurrence of a Qualifying IPO, each of the outstanding shares of PIK Preferred Stock shall be converted automatically into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of PIK Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the PIK Preferred Stock, the holders of PIK Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the PIK Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of PIK Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

               (iii) Notwithstanding anything to the contrary set forth herein, as a condition to the Corporation's obligation to issue to each holder of PIK Preferred a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, each such holder (by acceptance of any certificate for shares of PIK Preferred Stock) agrees to enter into a written agreement not to effect any public sale or distribution of any shares of Common Stock issuable to such holder, if and to the extent requested by the managing underwriter for the Qualifying IPO during the 14 days prior to, and during an up to 180-day period beginning on, the effective date of the registration statement relating to the Qualifying IPO without the written consent of such managing underwriter; provided that each such holder has received written notice of such registration at least 5 business days prior to the anticipated beginning of the 14-day period referred to above.

     (b) PIK Conversion Price. The PIK Conversion Price shall be the initial public offering price for each share of Common Stock in the Qualifying IPO on the date on which the Corporation's registration statement relating thereto first becomes effective.

     (c) Mechanics of Conversion. Each holder of PIK Preferred Stock which has been automatically converted into shares of Common Stock pursuant to this
Section 9 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the PIK Preferred Stock. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or in additional shares of Common Stock, any declared and unpaid dividends on the shares of PIK Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of the closing of the Qualifying IPO, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

     (d) Fractional Shares. At the option of the Corporation, no fractional shares of Common Stock shall be issued upon conversion of PIK Preferred Stock and all shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of PIK Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation may at its option, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the initial public offering of the Common Stock.

     (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the PIK Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the PIK Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the PIK Preferred Stock, the Corporation with take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (f) Notices. Any notice to a holder of shares of PIK Preferred Stock pursuant to the provisions of this Section 9 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

     10. General Provisions. (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual provided notwithstanding the foregoing, for the purposes only of the provisions of paragraph (f) of Section 5 above, the term "Person" as used in such paragraph means the definition of the term "Person" found in Section 3(a)(9) of the Exchange Act.

     (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

     (c) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     IN WITNESS WHEREOF, Vanguard Health Systems, Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this 31st day of January, 2000.

                                         VANGUARD HEALTH SYSTEMS, INC.

                                         By: /s/ Joseph D. Moore
                                             -----------------------------------
                                             Joseph D. Moore
                                             Executive Vice President


ATTEST:

By: /s/ Ronald P. Soltman
    ------------------------------
Ronald P. Soltman
Secretary